Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated September 21, 2005 and	Registration No. 333-126811
Prospectus Supplement dated November 1, 2006)	July 25, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC

•	Issue date: August 6, 2007

•	Initial valuation date: July 25, 2007

•	Final valuation date: January 25, 2008

•	Maturity date: January 31, 2008

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 5.14%

Put premium: The coupon rate minus the deposit income.

•	Business day convention: Modified following.

•	Settlement: DTC; global notes.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Advanced Micro Devices, Inc.	$15.58	PS-7	AMD	$2,500,000	17.000%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-796	06738GHG8/ US06738GHG82
AMR Corporation	$28.12	PS-9	AMR	$2,000,000	20.000%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-797	06738GHH6/ US06738GHH65
Allegheny Technologies Incorporated	$107.91	PS-11	ATI	$1,000,000	14.500%	80.00%	98.375%	$983,750	1.63%	$16,250	E-799	06738GHK9/ US06738GHK94
BE Aerospace, Inc.	$41.85	PS-13	BEAV	$1,500,000	12.750%	80.00%	98.375%	$1,475,625	1.63%	$24,375	E-800	06738GHL7/ US06738GHL77
Constellation Energy Group, Inc.	$91.07	PS-15	CEG	$1,500,000	9.250%	85.00%	98.375%	$1,475,625	1.63%	$24,375	E-801	06738GHM5/ US06738GHM50
ConocoPhillips	$84.29	PS-17	COP	$5,000,000	9.250%	85.00%	98.375%	$4,918,750	1.63%	$81,250	E-802	06738GHN3/ US06738GHN34
Diamond Offshore Drilling, Inc.	$110.25	PS-19	DO	$2,500,000	11.250%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-803	06738GHP8/ US06738GHP81
EnCana Corporation	$62.06	PS-21	ECA	$1,500,000	10.500%	85.00%	98.375%	$1,475,625	1.63%	$24,375	E-804	06738GHQ6/ US06738GHQ64
Evergreen Solar, Inc.	$8.71	PS-23	ESLR	$2,000,000	21.000%	75.00%	98.375%	$1,967,500	1.63%	$32,500	E-805	06738GHR4/ US06738GHR48
Goldcorp Inc.	$26.62	PS-25	GG	$2,000,000	12.000%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-807	06738GHT0/ US06738GHT04
Corning Incorporated	$24.71	PS-27	GLW	$2,000,000	10.000%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-808	06738GHU7/ US06738GHU76
The Goldman Sachs Group, Inc.	$203.16	PS-29	GS	$2,500,000	9.250%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-809	06738GHV5/ US06738GHV59
IndyMac Bancorp, Inc.	$23.79	PS-31	IMB	$1,000,000	21.000%	75.00%	98.375%	$983,750	1.63%	$16,250	E-810	06738GHW3/ US06738GHW33
Lehman Brothers Holdings Inc.	$67.66	PS-33	LEH	$4,000,000	10.000%	80.00%	98.375%	$3,935,000	1.63%	$65,000	E-811	06738GHX1/ US06738GHX16
Moody’s Corporation	$57.36	PS-35	MCO	$3,500,000	15.000%	80.00%	98.375%	$3,443,125	1.63%	$56,875	E-813	06738GHZ6/ US06738GHZ63
Monster Worldwide, Inc.	$38.90	PS-37	MNST	$2,000,000	11.750%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-814	06738GJA9/ US06738GJA94
Marathon Oil Corporation	$59.42	PS-39	MRO	$1,000,000	9.500%	80.00%	98.375%	$983,750	1.63%	$16,250	E-815	06738GJB7/ US06738GJB77
Micron Technology, Inc.	$13.08	PS-41	MU	$2,500,000	12.000%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-816	06738GJC5/ US06738GJC50
Mylan Laboratories Inc.	$17.92	PS-43	MYL	$2,000,000	9.250%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-817	06738GJD3/ US06738GJD34
The Nasdaq Stock Market, Inc.	$32.74	PS-45	NDAQ	$2,000,000	11.000%	80.00%	98.375%	$1,967,500	1.63%	$32,500	E-818	06738GJE1/ US06738GJE17
Noble Corporation	$106.96	PS-47	NE	$1,000,000	11.000%	80.00%	98.375%	$983,750	1.63%	$16,250	E-819	06738GJF8/ US06738GJF81
Norfolk Southern Corporation	$54.48	PS-49	NSC	$2,500,000	10.500%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-821	06738GJH4/ US06738GJH48
NutriSystem Inc.	$56.90	PS-51	NTRI	$1,500,000	18.000%	80.00%	98.375%	$1,475,625	1.63%	$24,375	E-822	06738GJJ0/ US06738GJJ04
Nucor Corporation	$55.93	PS-53	NUE	$3,500,000	14.750%	80.00%	98.375%	$3,443,125	1.63%	$56,875	E-823	06738GJK7/ US06738GJK76
Pacific Ethanol Inc.	$12.89	PS-55	PEIX	$1,000,000	19.500%	80.00%	98.375%	$983,750	1.63%	$16,250	E-824	06738GJL5/ US06738GJL59
Starbucks Corporation	$27.96	PS-57	SBUX	$4,000,000	9.000%	85.00%	98.375%	$3,935,000	1.63%	$65,000	E-825	06738GJM3/ US06738GJM33
SanDisk Corporation	$57.80	PS-59	SNDK	$1,000,000	11.750%	80.00%	98.375%	$983,750	1.63%	$16,250	E-826	06738GJN1/ US06738GJN16
St. Jude Medical, Inc.	$44.95	PS-61	STJ	$1,500,000	10.750%	85.00%	98.375%	$1,475,625	1.63%	$24,375	E-827	06738GKG4/ US06738GKG46
Titanium Metals Corporation	$34.01	PS-63	TIE	$1,500,000	16.000%	80.00%	98.375%	$1,475,625	1.63%	$24,375	E-828	06738GJP6/ US06738GJP63
Tesoro Corporation	$51.52	PS-65	TSO	$1,500,000	10.500%	70.00%	98.375%	$1,475,625	1.63%	$24,375	E-829	06738GJQ4/ US06738GJQ47
Vertex Pharmaceuticals Incorporated	$32.98	PS-67	VRTX	$1,500,000	19.000%	75.00%	98.375%	$1,475,625	1.63%	$24,375	E-830	06738GJR2/ US06738GJR20
Wynn Resorts, Limited	$101.64	PS-69	WYNN	$1,500,000	11.250%	80.00%	98.375%	$1,475,625	1.63%	$24,375	E-831	06738GJS0/ US06738GJS03
United States Steel Corporation	$104.04	PS-71	X	$1,500,000	12.000%	80.00%	98.375%	$1,475,625	1.63%	$24,375	E-832	06738GJT8/ US06738GJT85
Countrywide Financial Corporation	$30.07	PS-73	CFC	$2,500,000	14.250%	80.00%	98.375%	$2,459,375	1.63%	$40,625	E-833	06738GJU5/ US06738GJU58

*	Annualized Rate

See “ Risk Factors” in this pricing supplement and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312506219780/d424b2.htm

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•	“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities, That Contain Equity Securities or That Are Based in Part on Equity Securities”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Securities or ‘Linked Shares’—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset”; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset”.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Securities or ‘Linked Shares’—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the section “Reference Assets—Securities or ‘Linked Shares’—Reference Asset Issuer and Reference Asset Information” in the accompanying prospectus supplement. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the stock comprising the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We expect that delivery of the Notes will be made against payment for the Notes on or about the issue date indicated on the cover of this pricing supplement, which is the eighth business day following the initial valuation date (this settlement cycle being referred to as “T+8”). See “Plan of Distribution” in the prospectus supplement.

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 29, 2007	$15.95	$12.60	$14.30
July 25, 2007*	$16.19	$14.11	$15.58

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $15.58

Protection level: 80.00%

Protection price: $12.46

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.184852

Coupon: 17.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	- 10.00%
- 20%	8.50%	-11.50%	- 20.00%
- 30%	N/A	-21.50%	- 30.00%
- 40%	N/A	-31.50%	- 40.00%
- 50%	N/A	-41.50%	- 50.00%
- 60%	N/A	-51.50%	- 60.00%
- 70%	N/A	-61.50%	- 70.00%
- 80%	N/A	-71.50%	- 80.00%
- 90%	N/A	-81.50%	- 90.00%
- 100%	N/A	-91.50%	-100.00%

AMR Corporation

According to publicly available information, AMR Corporation (the “Company”) was incorporated in October 1982. The Company’s operations fall almost entirely in the airline industry. The Company’s principal subsidiary, American Airlines, Inc. (American), was founded in 1934. At the end of 2006, American provided scheduled jet service to approximately 150 destinations throughout North America, the Caribbean, Latin America, Europe and Asia. American is also one of the largest scheduled air freight carriers in the world, providing a wide range of freight and mail services to shippers throughout its system.

In addition, AMR Eagle Holding Corporation, a wholly-owned subsidiary of the Company, owns two regional airlines which do business as “American Eagle” — American Eagle Airlines, Inc. and Executive Airlines, Inc. (Executive) (collectively, the American Eagle® carriers).

The linked share’s SEC file number is 1-8400.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.40	$15.90	$19.14
December 31, 2001	$23.74	$15.40	$22.17
March 29, 2002	$29.20	$21.62	$26.41
June 28, 2002	$26.10	$15.52	$16.86
September 30, 2002	$16.65	$3.60	$4.18
December 31, 2002	$8.61	$3.02	$6.60
March 31, 2003	$7.10	$1.28	$2.10
June 30, 2003	$11.75	$2.76	$11.00
September 30, 2003	$13.45	$7.93	$11.45
December 31, 2003	$15.45	$11.05	$12.95
March 31, 2004	$17.65	$10.25	$12.73
June 30, 2004	$14.30	$10.05	$12.11
September 30, 2004	$12.28	$6.76	$7.33
December 31, 2004	$11.10	$6.34	$10.95
March 31, 2005	$11.35	$7.83	$10.70
June 30, 2005	$14.95	$9.80	$12.11
September 30, 2005	$14.75	$10.01	$11.18
December 30, 2005	$23.53	$10.82	$22.23
March 31, 2006	$29.14	$18.25	$27.05
June 30, 2006	$29.32	$21.50	$25.42
September 29, 2006	$27.74	$18.78	$23.14
December 29, 2006	$34.40	$23.42	$30.23
March 30, 2007	$41.00	$29.68	$30.45
June 29, 2007	$33.20	$24.88	$26.35
July 25, 2007*	$29.32	$26.32	$28.12

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMR

Initial price: $28.12

Protection level: 80.00%

Protection price: $22.50

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.561878

Coupon: 20.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Allegheny Technologies Incorporated

According to publicly available information, Allegheny Technologies Incorporated (the “Company”) offers a wide range of specialty metals solutions. The Company's products include titanium and titanium alloys, nickel-based alloys and superalloys, zirconium, hafnium and niobium, stainless and specialty steel alloys, grain-oriented silicon electrical steel and tool steels, tungsten-based materials, and forgings and castings. The Company's specialty metals are produced in a wide range of alloys and product forms and are selected for use in environments that demand metals having exceptional hardness, toughness, strength, resistance to heat, corrosion or abrasion, or a combination of these characteristics. The Company is a Delaware corporation with its principal executive offices located at 1000 Six PPG Place, Pittsburgh, Pennsylvania 15222-5479.

The linked share’s SEC file number is 001-12001.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$19.80	$12.55	$13.33
December 31, 2001	$17.01	$12.50	$16.75
March 29, 2002	$17.10	$14.72	$16.54
June 28, 2002	$19.10	$15.08	$15.80
September 30, 2002	$15.86	$6.20	$6.92
December 31, 2002	$7.66	$5.21	$6.23
March 31, 2003	$6.85	$2.10	$2.90
June 30, 2003	$7.54	$2.88	$6.60
September 30, 2003	$8.23	$6.30	$6.55
December 31, 2003	$13.90	$6.55	$13.22
March 31, 2004	$13.94	$8.64	$12.10
June 30, 2004	$18.40	$9.17	$18.05
September 30, 2004	$20.50	$16.53	$18.25
December 31, 2004	$23.48	$14.22	$21.67
March 31, 2005	$26.33	$17.30	$24.11
June 30, 2005	$26.39	$19.21	$22.06
September 30, 2005	$31.38	$21.65	$30.98
December 30, 2005	$36.66	$26.12	$36.08
March 31, 2006	$62.23	$35.48	$61.18
June 30, 2006	$87.50	$54.80	$69.24
September 29, 2006	$70.38	$55.00	$62.19
December 29, 2006	$98.65	$59.84	$90.68
March 30, 2007	$110.00	$85.10	$106.69
June 29, 2007	$119.65	$99.17	$104.88
July 25, 2007*	$116.25	$104.60	$107.91

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATI

Initial price: $107.91

Protection level: 80.00%

Protection price: $86.33

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.266982

Coupon: 14.50% per annum

Maturity: January 31, 2008

Dividend yield: 0.45% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.23%
+ 90%	7.25%		90.23%
+ 80%	7.25%		80.23%
+ 70%	7.25%		70.23%
+ 60%	7.25%		60.23%
+ 50%	7.25%		50.23%
+ 40%	7.25%		40.23%
+ 30%	7.25%		30.23%
+ 20%	7.25%		20.23%
+ 10%	7.25%		10.23%
+ 5%	7.25%		5.23%

0%	7.25%		0.23%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-4.77%
- 10%	7.25%	-2.75%	-9.77%
- 20%	7.25%	-12.75%	-19.77%
- 30%	N/A	-22.75%	-29.77%
- 40%	N/A	-32.75%	-39.77%
- 50%	N/A	-42.75%	-49.77%
- 60%	N/A	-52.75%	-59.77%
- 70%	N/A	-62.75%	-69.77%
- 80%	N/A	-72.75%	-79.77%
- 90%	N/A	-82.75%	-89.77%
- 100%	N/A	-92.75%	-99.77%

BE Aerospace, Inc.

According to publicly available information, BE Aerospace, Inc. (“the Company”) is a manufacturer of cabin interior products for commercial aircraft and business jets and a leading aftermarket distributor of aerospace fasteners. The Company also provides comprehensive aircraft cabin interior reconfiguration and passenger-to-freighter conversion engineering services and component kits. The Company was organized as a corporation in Delaware in 1987. The Company’s principal executive offices and corporate headquarters are located at 1400 Corporate Center Way, Wellington, Florida 33414.

The linked share’s SEC file number is 000-18348.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$19.90	$3.50	$7.60
December 31, 2001	$11.85	$6.27	$9.17
March 29, 2002	$10.16	$6.31	$9.93
June 28, 2002	$14.05	$9.06	$13.18
September 30, 2002	$13.11	$4.00	$4.76
December 31, 2002	$5.38	$2.62	$3.64
March 31, 2003	$3.90	$1.23	$1.90
June 30, 2003	$3.97	$1.47	$3.31
September 30, 2003	$5.92	$2.63	$4.40
December 31, 2003	$6.72	$4.12	$5.40
March 31, 2004	$7.71	$5.21	$6.72
June 30, 2004	$8.00	$5.72	$7.58
September 30, 2004	$11.99	$6.32	$9.10
December 31, 2004	$11.98	$7.90	$11.64
March 31, 2005	$13.10	$9.30	$12.00
June 30, 2005	$16.48	$10.15	$15.63
September 30, 2005	$17.75	$14.05	$16.57
December 30, 2005	$22.46	$16.06	$22.00
March 31, 2006	$25.78	$20.25	$25.12
June 30, 2006	$29.60	$18.28	$22.86
September 29, 2006	$25.25	$17.64	$21.09
December 29, 2006	$27.77	$19.09	$25.68
March 30, 2007	$33.79	$25.57	$31.70
June 29, 2007	$41.65	$31.60	$41.30
July 25, 2007*	$44.68	$40.78	$41.85

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BEAV

Initial price: $41.85

Protection level: 80.00%

Protection price: $33.48

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.894863

Coupon: 12.75% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.375%		100.00%
+ 90%	6.375%		90.00%
+ 80%	6.375%		80.00%
+ 70%	6.375%		70.00%
+ 60%	6.375%		60.00%
+ 50%	6.375%		50.00%
+ 40%	6.375%		40.00%
+ 30%	6.375%		30.00%
+ 20%	6.375%		20.00%
+ 10%	6.375%		10.00%
+ 5%	6.375%		5.00%

0%	6.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.375%	1.375%	-5.00%
- 10%	6.375%	-3.625%	-10.00%
- 20%	6.375%	-13.625%	-20.00%
- 30%	N/A	-23.625%	-30.00%
- 40%	N/A	-33.625%	-40.00%
- 50%	N/A	-43.625%	-50.00%
- 60%	N/A	-53.625%	-60.00%
- 70%	N/A	-63.625%	-70.00%
- 80%	N/A	-73.625%	-80.00%
- 90%	N/A	-83.625%	-90.00%
- 100%	N/A	-93.625%	-100.00%

Constellation Energy Group, Inc.

According to publicly available information, Constellation Energy Group, Inc. (“the Company”) is an energy company that includes a merchant energy business and BGE, a regulated electric and gas public utility in central Maryland. The Company was incorporated in Maryland on September 25, 1995. On April 30, 1999, the Company became the holding company for BGE and its subsidiaries. The Company’s merchant energy business has electric generation assets located in various regions of the United States and provides energy solutions to meet customers’ needs.

The linked share’s SEC file number is 000-25931.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$43.80	$22.85	$24.20
December 31, 2001	$28.21	$21.00	$26.55
March 29, 2002	$31.18	$26.15	$30.85
June 28, 2002	$32.38	$27.65	$29.34
September 30, 2002	$29.85	$21.49	$24.79
December 31, 2002	$29.02	$19.35	$27.82
March 31, 2003	$30.22	$25.17	$27.73
June 30, 2003	$34.92	$27.50	$34.30
September 30, 2003	$37.65	$31.75	$35.78
December 31, 2003	$39.61	$35.03	$39.16
March 31, 2004	$41.47	$38.52	$39.95
June 30, 2004	$41.35	$35.89	$37.90
September 30, 2004	$41.18	$36.76	$39.84
December 31, 2004	$44.90	$39.90	$43.71
March 31, 2005	$53.55	$43.01	$51.70
June 30, 2005	$57.88	$50.36	$57.69
September 30, 2005	$62.09	$56.55	$61.60
December 30, 2005	$62.60	$50.40	$57.60
March 31, 2006	$60.55	$54.40	$54.71
June 30, 2006	$55.68	$50.55	$54.52
September 29, 2006	$60.79	$53.70	$59.20
December 29, 2006	$70.20	$59.19	$68.87
March 30, 2007	$88.20	$69.13	$86.95
June 29, 2007	$95.25	$82.71	$87.17
July 25, 2007*	$98.20	$87.31	$91.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CEG

Initial price: $91.07

Protection level: 85.00%

Protection price: $77.41

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.980564

Coupon: 9.25% per annum

Maturity: January 31, 2008

Dividend yield: 1.78% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	4.625%		100.89%
+	90%	4.625%		90.89%
+	80%	4.625%		80.89%
+	70%	4.625%		70.89%
+	60%	4.625%		60.89%
+	50%	4.625%		50.89%
+	40%	4.625%		40.89%
+	30%	4.625%		30.89%
+	20%	4.625%		20.89%
+	10%	4.625%		10.89%
+	5%	4.625%		5.89%

	0%	4.625%		0.89%

		Protection Price Ever Breached?
		NO	YES
-	5%	4.625%	-0.375%	-4.11%
-	10%	4.625%	-5.375%	-9.11%
-	20%	N/A	-15.375%	-19.11%
-	30%	N/A	-25.375%	-29.11%
-	40%	N/A	-35.375%	-39.11%
-	50%	N/A	-45.375%	-49.11%
-	60%	N/A	-55.375%	-59.11%
-	70%	N/A	-65.375%	-69.11%
-	80%	N/A	-75.375%	-79.11%
-	90%	N/A	-85.375%	-89.11%
-	100%	N/A	-95.375%	-99.11%

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
July 25, 2007*	$90.84	$78.90	$84.29

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $84.29

Protection level: 85.00%

Protection price: $71.65

Physical delivery amount: 11 ($1,000/Initial price)

Fractional shares: 0.863804

Coupon: 9.25% per annum

Maturity: January 31, 2008

Dividend yield: 1.83% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	4.625%		100.92%
+	90%	4.625%		90.92%
+	80%	4.625%		80.92%
+	70%	4.625%		70.92%
+	60%	4.625%		60.92%
+	50%	4.625%		50.92%
+	40%	4.625%		40.92%
+	30%	4.625%		30.92%
+	20%	4.625%		20.92%
+	10%	4.625%		10.92%
+	5%	4.625%		5.92%

	0%	4.625%		0.92%

		Protection Price Ever Breached?
		NO	YES
-	5%	4.625%	-0.375%	-4.08%
-	10%	4.625%	-5.375%	-9.08%
-	20%	N/A	-15.375%	-19.08%
-	30%	N/A	-25.375%	-29.08%
-	40%	N/A	-35.375%	-39.08%
-	50%	N/A	-45.375%	-49.08%
-	60%	N/A	-55.375%	-59.08%
-	70%	N/A	-65.375%	-69.08%
-	80%	N/A	-75.375%	-79.08%
-	90%	N/A	-85.375%	-89.08%
-	100%	N/A	-95.375%	-99.08%

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$33.79	$22.83	$25.22
December 31, 2001	$31.59	$23.67	$30.40
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
July 25, 2007*	$114.72	$100.93	$110.25

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $110.25

Protection level: 80.00%

Protection price: $88.20

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.070295

Coupon: 11.25% per annum

Maturity: January 31, 2008

Dividend yield: 4.08% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	5.625%		102.04%
+	90%	5.625%		92.04%
+	80%	5.625%		82.04%
+	70%	5.625%		72.04%
+	60%	5.625%		62.04%
+	50%	5.625%		52.04%
+	40%	5.625%		42.04%
+	30%	5.625%		32.04%
+	20%	5.625%		22.04%
+	10%	5.625%		12.04%
+	5%	5.625%		7.04%

	0%	5.625%		2.04%

		Protection Price Ever Breached?
		NO	YES
-	5%	5.625%	0.625%	-2.96%
-	10%	5.625%	-4.375%	-7.96%
-	20%	5.625%	-14.375%	-17.96%
-	30%	N/A	-24.375%	-27.96%
-	40%	N/A	-34.375%	-37.96%
-	50%	N/A	-44.375%	-47.96%
-	60%	N/A	-54.375%	-57.96%
-	70%	N/A	-64.375%	-67.96%
-	80%	N/A	-74.375%	-77.96%
-	90%	N/A	-84.375%	-87.96%
-	100%	N/A	-94.375%	-97.96%

EnCana Corporation

According to publicly available information, EnCana Corporation (“the Company”) is one of North America's leading natural gas producers, is among the largest holders of natural gas and oil resource lands onshore North America and is a technical and cost leader in the in-situ recovery of oilsands bitumen. The Company's other operations include the transportation and marketing of crude oil, natural gas and natural gas liquids, as well as the refining of crude oil and the marketing of refined petroleum products. The Company is also engaged in select exploration activities internationally.

The linked share’s SEC file number is 001-15226.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.91	$11.26	$12.00
December 31, 2001	$14.80	$11.27	$13.00
March 29, 2002	$15.70	$11.42	$14.87
June 28, 2002	$16.16	$14.16	$15.30
September 30, 2002	$15.95	$11.75	$15.05
December 31, 2002	$16.15	$12.79	$15.55
March 31, 2003	$16.75	$14.96	$16.18
June 30, 2003	$19.82	$15.23	$19.19
September 30, 2003	$19.19	$17.00	$18.19
December 31, 2003	$20.04	$16.73	$19.72
March 31, 2004	$22.13	$19.18	$21.56
June 30, 2004	$22.37	$19.03	$21.58
September 30, 2004	$23.46	$19.98	$23.15
December 31, 2004	$28.71	$23.05	$28.53
March 31, 2005	$36.45	$26.45	$35.21
June 30, 2005	$41.55	$31.31	$39.59
September 30, 2005	$58.49	$39.28	$58.31
December 30, 2005	$59.80	$42.00	$45.16
March 31, 2006	$50.05	$39.56	$46.73
June 30, 2006	$53.70	$44.02	$52.64
September 29, 2006	$55.93	$43.32	$46.69
December 29, 2006	$53.90	$42.76	$45.95
March 30, 2007	$51.49	$43.80	$50.63
June 29, 2007	$66.87	$50.64	$61.45
July 25, 2007*	$65.18	$59.61	$62.06

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ECA

Initial price: $62.06

Protection level: 85.00%

Protection price: $52.75

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.113439

Coupon: 10.50% per annum

Maturity: January 31, 2008

Dividend yield: 0.97% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	5.25%		100.49%
+	90%	5.25%		90.49%
+	80%	5.25%		80.49%
+	70%	5.25%		70.49%
+	60%	5.25%		60.49%
+	50%	5.25%		50.49%
+	40%	5.25%		40.49%
+	30%	5.25%		30.49%
+	20%	5.25%		20.49%
+	10%	5.25%		10.49%
+	5%	5.25%		5.49%

	0%	5.25%		0.49%

		Protection Price Ever Breached?
		NO	YES
-	5%	5.25%	0.25%	-4.51%
-	10%	5.25%	-4.75%	-9.51%
-	20%	N/A	-14.75%	-19.51%
-	30%	N/A	-24.75%	-29.51%
-	40%	N/A	-34.75%	-39.51%
-	50%	N/A	-44.75%	-49.51%
-	60%	N/A	-54.75%	-59.51%
-	70%	N/A	-64.75%	-69.51%
-	80%	N/A	-74.75%	-79.51%
-	90%	N/A	-84.75%	-89.51%
-	100%	N/A	-94.75%	-99.51%

Evergreen Solar, Inc.

According to publicly available information, Evergreen Solar, Inc. (the “Company”) develops, manufactures and markets solar power products enabled by its proprietary String Ribbontm technology that provide reliable and environmentally clean electric power throughout the world.

The Company’s revenues today are primarily derived from the sale of solar modules, which are assemblies of photovoltaic cells that have been electrically interconnected and laminated in a physically durable and weather-tight package. The Company sells its products using distributors, systems integrators and other value-added resellers, who often add value through system design by incorporating its modules with electronics, structures and wiring systems. Applications for its products include on-grid generation, in which supplemental electricity is provided to an electric utility grid, and off-grid generation for markets where access to conventional electric power is not economical or physically feasible. The Company’s products are currently sold primarily in Europe and the United States.

The linked share’s SEC file number is 000-31687.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.00	$3.25	$3.55
December 31, 2001	$3.90	$1.90	$3.40
March 29, 2002	$4.79	$2.06	$3.06
June 28, 2002	$3.48	$1.32	$1.43
September 30, 2002	$1.70	$0.65	$0.83
December 31, 2002	$1.68	$0.44	$1.29
March 31, 2003	$2.32	$1.00	$1.61
June 30, 2003	$1.98	$1.26	$1.34
September 30, 2003	$3.25	$1.01	$2.07
December 31, 2003	$2.89	$1.48	$1.68
March 31, 2004	$2.80	$1.65	$2.43
June 30, 2004	$5.15	$2.25	$3.24
September 30, 2004	$3.29	$1.92	$2.86
December 31, 2004	$4.70	$2.82	$4.37
March 31, 2005	$7.60	$4.00	$7.07
June 30, 2005	$8.23	$4.68	$6.43
September 30, 2005	$9.54	$5.73	$9.33
December 30, 2005	$12.84	$7.74	$10.65
March 31, 2006	$17.50	$10.77	$15.40
June 30, 2006	$16.25	$10.00	$12.98
September 29, 2006	$13.50	$7.90	$8.30
December 29, 2006	$9.80	$7.27	$7.57
March 30, 2007	$10.98	$6.97	$9.75
June 29, 2007	$13.21	$8.11	$9.30
July 25, 2007*	$10.49	$8.65	$8.71

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ESLR

Initial price: $8.71

Protection level: 75.00%

Protection price: $6.53

Physical delivery amount: 114 ($1,000/Initial price)

Fractional shares: 0.810563

Coupon: 21.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $17.50

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	10.50%		100.00%
+	90%	10.50%		90.00%
+	80%	10.50%		80.00%
+	70%	10.50%		70.00%
+	60%	10.50%		60.00%
+	50%	10.50%		50.00%
+	40%	10.50%		40.00%
+	30%	10.50%		30.00%
+	20%	10.50%		20.00%
+	10%	10.50%		10.00%
+	5%	10.50%		5.00%

	0%	10.50%		0.00%

		Protection Price Ever Breached?
		NO	YES
-	5%	10.50%	5.50%	-5.00%
-	10%	10.50%	0.50%	-10.00%
-	20%	10.50%	-9.50%	-20.00%
-	30%	N/A	-19.50%	-30.00%
-	40%	N/A	-29.50%	-40.00%
-	50%	N/A	-39.50%	-50.00%
-	60%	N/A	-49.50%	-60.00%
-	70%	N/A	-59.50%	-70.00%
-	80%	N/A	-69.50%	-80.00%
-	90%	N/A	-79.50%	-90.00%
-	100%	N/A	-89.50%	-100.00%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. The Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$6.33	$4.69	$5.80
December 31, 2001	$6.25	$5.13	$6.09
March 29, 2002	$9.18	$6.02	$8.73
June 28, 2002	$12.34	$7.90	$9.95
September 30, 2002	$11.88	$6.40	$11.03
December 31, 2002	$13.59	$9.29	$12.72
March 31, 2003	$13.58	$9.42	$10.61
June 30, 2003	$12.76	$9.85	$12.00
September 30, 2003	$15.10	$10.92	$13.96
December 31, 2003	$18.50	$13.43	$15.95
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
July 25, 2007*	$27.95	$23.88	$26.62

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $26.62

Protection level: 80.00%

Protection price: $21.30

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.565740

Coupon: 12.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.68% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	6.00%		100.34%
+	90%	6.00%		90.34%
+	80%	6.00%		80.34%
+	70%	6.00%		70.34%
+	60%	6.00%		60.34%
+	50%	6.00%		50.34%
+	40%	6.00%		40.34%
+	30%	6.00%		30.34%
+	20%	6.00%		20.34%
+	10%	6.00%		10.34%
+	5%	6.00%		5.34%

	0%	6.00%		0.34%

		Protection Price Ever Breached?
		NO	YES
-	5%	6.00%	1.00%	-4.66%
-	10%	6.00%	-4.00%	-9.66%
-	20%	6.00%	-14.00%	-19.66%
-	30%	N/A	-24.00%	-29.66%
-	40%	N/A	-34.00%	-39.66%
-	50%	N/A	-44.00%	-49.66%
-	60%	N/A	-54.00%	-59.66%
-	70%	N/A	-64.00%	-69.66%
-	80%	N/A	-74.00%	-79.66%
-	90%	N/A	-84.00%	-89.66%
-	100%	N/A	-94.00%	-99.66%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in four reportable business segments: Display Technologies, Telecommunications, Environmental Technologies and Life Sciences. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex® glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products.

The linked share’s SEC file number is 1-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$17.08	$8.24	$8.82
December 31, 2001	$10.90	$6.92	$8.92
March 29, 2002	$11.15	$6.14	$7.62
June 28, 2002	$7.95	$2.80	$3.55
September 30, 2002	$4.23	$1.36	$1.60
December 31, 2002	$5.00	$1.10	$3.31
March 31, 2003	$6.30	$3.34	$5.84
June 30, 2003	$8.49	$5.27	$7.39
September 30, 2003	$10.06	$7.15	$9.42
December 31, 2003	$12.31	$9.23	$10.43
March 31, 2004	$13.89	$10.15	$11.18
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
July 25, 2007*	$27.25	$24.31	$24.71

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $24.71

Protection level: 80.00%

Protection price: $19.77

Physical delivery amount: 40 ($1,000/Initial price)

Fractional shares: 0.469446

Coupon: 10.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	5.00%		100.00%
+	90%	5.00%		90.00%
+	80%	5.00%		80.00%
+	70%	5.00%		70.00%
+	60%	5.00%		60.00%
+	50%	5.00%		50.00%
+	40%	5.00%		40.00%
+	30%	5.00%		30.00%
+	20%	5.00%		20.00%
+	10%	5.00%		10.00%
+	5%	5.00%		5.00%

	0%	5.00%		0.00%

		Protection Price Ever Breached?
		NO	YES
-	5%	5.00%	0.00%	-5.00%
-	10%	5.00%	-5.00%	-10.00%
-	20%	5.00%	-15.00%	-20.00%
-	30%	N/A	-25.00%	-30.00%
-	40%	N/A	-35.00%	-40.00%
-	50%	N/A	-45.00%	-50.00%
-	60%	N/A	-55.00%	-60.00%
-	70%	N/A	-65.00%	-70.00%
-	80%	N/A	-75.00%	-80.00%
-	90%	N/A	-85.00%	-90.00%
-	100%	N/A	-95.00%	-100.00%

The Goldman Sachs Group, Inc.

According to publicly available information, The Goldman Sachs Group, Inc. (the “Company”) is a leading global investment banking, securities and investment management firm that provides a wide range of services worldwide to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As of November 24, 2006, the company operated offices in over 25 countries and approximately 42% of its 26,467 employees were based outside the United States. The Company is the successor to a commercial paper business founded in 1869 by Marcus Goldman. On May 7, 1999, the Company converted from a partnership to a corporation and completed an initial public offering of our common stock. The Company’s activities are divided into three segments: (i) Investment Banking, (ii) Trading and Principal Investments and (iii) Asset Management and Securities Services.

The linked share’s SEC file number is 001-14965.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$88.00	$63.27	$71.35
December 31, 2001	$95.15	$71.00	$92.75
March 29, 2002	$97.25	$77.52	$90.25
June 28, 2002	$89.45	$69.03	$73.35
September 30, 2002	$81.97	$64.50	$66.03
December 31, 2002	$81.00	$58.57	$68.10
March 31, 2003	$75.75	$61.05	$68.08
June 30, 2003	$91.98	$68.06	$83.75
September 30, 2003	$93.74	$82.40	$83.90
December 31, 2003	$100.00	$84.30	$98.73
March 31, 2004	$109.29	$96.15	$104.35
June 30, 2004	$107.50	$87.70	$94.16
September 30, 2004	$94.96	$83.29	$93.24
December 31, 2004	$110.88	$90.74	$104.04
March 31, 2005	$113.93	$101.79	$109.99
June 30, 2005	$114.25	$94.77	$102.02
September 30, 2005	$121.70	$102.16	$121.58
December 30, 2005	$134.94	$110.35	$127.71
March 31, 2006	$159.62	$124.25	$156.96
June 30, 2006	$169.31	$136.90	$150.43
September 29, 2006	$171.15	$139.00	$169.17
December 29, 2006	$206.39	$168.51	$199.35
March 30, 2007	$222.75	$189.85	$206.63
June 29, 2007	$233.94	$203.29	$216.75
July 25, 2007*	$225.76	$196.77	$203.16

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GS

Initial price: $203.16

Protection level: 80.00%

Protection price: $162.53

Physical delivery amount: 4 ($1,000/Initial price)

Fractional shares: 0.922229

Coupon: 9.25% per annum

Maturity: January 31, 2008

Dividend yield: 0.52% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	4.625%		100.26%
+	90%	4.625%		90.26%
+	80%	4.625%		80.26%
+	70%	4.625%		70.26%
+	60%	4.625%		60.26%
+	50%	4.625%		50.26%
+	40%	4.625%		40.26%
+	30%	4.625%		30.26%
+	20%	4.625%		20.26%
+	10%	4.625%		10.26%
+	5%	4.625%		5.26%

	0%	4.625%		0.26%

		Protection Price Ever Breached?
		NO	YES
-	5%	4.625%	-0.375%	-4.74%
-	10%	4.625%	-5.375%	-9.74%
-	20%	4.625%	-15.375%	-19.74%
-	30%	N/A	-25.375%	-29.74%
-	40%	N/A	-35.375%	-39.74%
-	50%	N/A	-45.375%	-49.74%
-	60%	N/A	-55.375%	-59.74%
-	70%	N/A	-65.375%	-69.74%
-	80%	N/A	-75.375%	-79.74%
-	90%	N/A	-85.375%	-89.74%
-	100%	N/A	-95.375%	-99.74%

IndyMac Bancorp, Inc.

According to publicly available information, IndyMac Bancorp, Inc. (the “Company”) is the holding company for IndyMac Bank, F.S.B., a $29 billion hybrid thrift/mortgage bank, headquartered in Pasadena, California (“Indymac Bank”). IndyMac Bank, operating as a hybrid thrift/mortgage banker, provides financing for the acquisition, development, and improvement of single-family homes. The Company also provides financing secured by single-family homes and other banking products. The Company facilitates the acquisition, development, and improvement of single-family homes through its e-MITS(R) (Electronic Mortgage Information and Transaction System) platform that automates underwriting, risk-based pricing and rate locking on a nationwide basis via the Internet at the point of sale.

The linked share’s SEC file number is 1-8972.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.92	$21.37	$27.11
December 31, 2001	$28.95	$20.00	$23.38
March 29, 2002	$25.95	$21.97	$24.70
June 28, 2002	$26.89	$22.16	$22.68
September 30, 2002	$23.85	$17.65	$19.27
December 31, 2002	$20.20	$16.14	$18.49
March 31, 2003	$20.51	$17.65	$19.45
June 30, 2003	$26.94	$19.00	$25.42
September 30, 2003	$27.33	$21.17	$23.17
December 31, 2003	$31.97	$23.20	$29.79
March 31, 2004	$36.86	$29.30	$36.29
June 30, 2004	$37.44	$29.21	$31.60
September 30, 2004	$37.01	$30.83	$36.20
December 31, 2004	$38.10	$30.90	$34.45
March 31, 2005	$39.15	$32.84	$34.00
June 30, 2005	$43.44	$33.04	$40.73
September 30, 2005	$46.25	$37.46	$39.58
December 30, 2005	$40.50	$34.41	$39.02
March 31, 2006	$43.24	$37.71	$40.93
June 30, 2006	$50.50	$40.44	$45.85
September 29, 2006	$47.24	$37.15	$41.16
December 29, 2006	$48.14	$40.35	$45.16
March 30, 2007	$45.78	$26.28	$32.05
June 29, 2007	$37.50	$28.37	$29.17
July 25, 2007*	$31.39	$23.65	$23.79

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IMB

Initial price: $23.79

Protection level: 75.00%

Protection price: $17.84

Physical delivery amount: 42 ($1,000/Initial price)

Fractional shares: 0.034468

Coupon: 21.00% per annum

Maturity: January 31, 2008

Dividend yield: 8.32% per annum

Coupon amount per monthly: $17.50

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	10.50%		104.16%
+	90%	10.50%		94.16%
+	80%	10.50%		84.16%
+	70%	10.50%		74.16%
+	60%	10.50%		64.16%
+	50%	10.50%		54.16%
+	40%	10.50%		44.16%
+	30%	10.50%		34.16%
+	20%	10.50%		24.16%
+	10%	10.50%		14.16%
+	5%	10.50%		9.16%

	0%	10.50%		4.16%

		Protection Price Ever Breached?
		NO	YES
-	5%	10.50%	5.50%	-0.84%
-	10%	10.50%	0.50%	-5.84%
-	20%	10.50%	-9.50%	-15.84%
-	30%	N/A	-19.50%	-25.84%
-	40%	N/A	-29.50%	-35.84%
-	50%	N/A	-39.50%	-45.84%
-	60%	N/A	-49.50%	-55.84%
-	70%	N/A	-59.50%	-65.84%
-	80%	N/A	-69.50%	-75.84%
-	90%	N/A	-79.50%	-85.84%
-	100%	N/A	-89.50%	-95.84%

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges.

The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.50	$21.93	$28.43
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
July 25, 2007*	$75.50	$65.41	$67.66

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $67.66

Protection level: 80.00%

Protection price: $54.13

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.779781

Coupon: 10.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.80% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	5.00%		100.40%
+	90%	5.00%		90.40%
+	80%	5.00%		80.40%
+	70%	5.00%		70.40%
+	60%	5.00%		60.40%
+	50%	5.00%		50.40%
+	40%	5.00%		40.40%
+	30%	5.00%		30.40%
+	20%	5.00%		20.40%
+	10%	5.00%		10.40%
+	5%	5.00%		5.40%

	0%	5.00%		0.40%

		Protection Price Ever Breached?
		NO	YES
-	5%	5.00%	0.00%	-4.60%
-	10%	5.00%	-5.00%	-9.60%
-	20%	5.00%	-15.00%	-19.60%
-	30%	N/A	-25.00%	-29.60%
-	40%	N/A	-35.00%	-39.60%
-	50%	N/A	-45.00%	-49.60%
-	60%	N/A	-55.00%	-59.60%
-	70%	N/A	-65.00%	-69.60%
-	80%	N/A	-75.00%	-79.60%
-	90%	N/A	-85.00%	-89.60%
-	100%	N/A	-95.00%	-99.60%

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$18.50	$15.30	$18.50
December 31, 2001	$20.55	$15.73	$19.93
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
June 29, 2007	$72.90	$59.91	$62.20
July 25, 2007*	$63.50	$55.49	$57.36

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCO

Initial price: $57.36

Protection level: 80.00%

Protection price: $45.89

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.433752

Coupon: 15.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.52% per annum

Coupon amount per monthly: $12.50

Table of Hypothetical Values at Maturity

		6-Month Total Return
Final Level (% Change)		Investment in the Notes		Direct Investment in the Linked Shares
+	100%	7.50%		100.26%
+	90%	7.50%		90.26%
+	80%	7.50%		80.26%
+	70%	7.50%		70.26%
+	60%	7.50%		60.26%
+	50%	7.50%		50.26%
+	40%	7.50%		40.26%
+	30%	7.50%		30.26%
+	20%	7.50%		20.26%
+	10%	7.50%		10.26%
+	5%	7.50%		5.26%

	0%	7.50%		0.26%

		Protection Price Ever Breached?
		NO	YES
-	5%	7.50%	2.50%	-4.74%
-	10%	7.50%	-2.50%	-9.74%
-	20%	7.50%	-12.50%	-19.74%
-	30%	N/A	-22.50%	-29.74%
-	40%	N/A	-32.50%	-39.74%
-	50%	N/A	-42.50%	-49.74%
-	60%	N/A	-52.50%	-59.74%
-	70%	N/A	-62.50%	-69.74%
-	80%	N/A	-72.50%	-79.74%
-	90%	N/A	-82.50%	-89.74%
-	100%	N/A	-92.50%	-99.74%

Monster Worldwide, Inc.

According to publicly available information, Monster Worldwide, Inc. (“the Company”) is the premier global online employment solution. The Company operates an Internet Advertising & Fees division, providing consumers with content, services and useful offerings that help them manage the development and direction of their career. The Company’s clients range from Fortune 100 companies to small and medium-sized enterprises and government agencies. The Company is headquartered in New York with approximately 4,900 employees globally as of December 31, 2006. The Company’s executive offices are located at 622 Third Avenue, New York, New York 10017.

The linked share’s SEC file number is 000-21571.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$55.56	$25.51	$26.60
December 31, 2001	$45.54	$23.62	$40.20
March 29, 2002	$45.10	$24.62	$32.30
June 28, 2002	$33.26	$18.78	$20.14
September 30, 2002	$20.85	$7.45	$8.43
December 31, 2002	$17.12	$7.69	$10.60
March 31, 2003	$12.74	$7.15	$10.05
June 30, 2003	$23.92	$10.04	$19.73
September 30, 2003	$29.53	$19.01	$25.18
December 31, 2003	$29.64	$18.66	$21.96
March 31, 2004	$27.04	$20.03	$26.20
June 30, 2004	$29.94	$23.53	$25.72
September 30, 2004	$25.89	$17.60	$24.64
December 31, 2004	$34.25	$24.08	$33.64
March 31, 2005	$34.02	$26.79	$28.05
June 30, 2005	$29.35	$22.44	$28.68
September 30, 2005	$32.85	$27.71	$30.71
December 30, 2005	$42.03	$28.59	$40.82
March 31, 2006	$51.38	$39.77	$49.86
June 30, 2006	$59.98	$34.76	$42.66
September 29, 2006	$43.25	$34.81	$36.19
December 29, 2006	$48.20	$36.20	$46.64
March 30, 2007	$54.76	$45.77	$47.37
June 29, 2007	$50.28	$39.97	$41.10
July 25, 2007*	$43.29	$38.44	$38.90

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MNST

Initial price: $38.90

Protection level: 80.00%

Protection price: $31.12

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.706941

Coupon: 11.75% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

Marathon Oil Corporation

According to publicly available information, Marathon Oil Corporation (“the Company”) consists of three operating segments: 1) Exploration and Production– explores for, produces and markets crude oil and natural gas on a worldwide basis; 2) Refining, Marketing and Transportation– refines, markets and transports crude oil and petroleum products, primarily in the Midwest, the upper Great Plains and southeastern United States; and 3) Integrated Gas – markets and transports products manufactured from natural gas, such as liquefied natural gas and methanol, on a worldwide basis, and is developing other projects to link stranded natural gas resources with key demand areas. The Company conducts exploration, development and production activities in ten countries, with a focus on international growth while continuing to maintain its position in the United States. The Company 2006 worldwide net liquid hydrocarbon sales from continuing operations averaged 223 thousand barrels per day.

The linked share’s SEC file number is 033-07065.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$16.38	$12.48	$13.38
December 31, 2001	$15.18	$12.64	$15.00
March 29, 2002	$15.15	$13.43	$14.40
June 28, 2002	$14.95	$12.83	$13.56
September 30, 2002	$13.60	$10.51	$11.34
December 31, 2002	$11.74	$9.41	$10.65
March 31, 2003	$12.15	$9.93	$11.99
June 30, 2003	$13.60	$11.24	$13.18
September 30, 2003	$14.74	$12.46	$14.25
December 31, 2003	$16.81	$14.30	$16.55
March 31, 2004	$18.16	$15.24	$16.84
June 30, 2004	$18.94	$16.00	$18.92
September 30, 2004	$20.80	$16.78	$20.64
December 31, 2004	$21.30	$18.02	$18.81
March 31, 2005	$24.65	$17.76	$23.46
June 30, 2005	$27.95	$21.75	$26.69
September 30, 2005	$36.33	$26.90	$34.47
December 30, 2005	$34.99	$27.71	$30.49
March 31, 2006	$39.68	$31.01	$38.09
June 30, 2006	$43.28	$34.70	$41.65
September 29, 2006	$46.64	$34.42	$38.45
December 29, 2006	$49.37	$35.34	$46.25
March 30, 2007	$51.74	$41.50	$49.42
June 29, 2007	$67.04	$49.45	$59.96
July 25, 2007*	$65.21	$57.25	$59.42

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MRO

Initial price: $59.42

Protection level: 80.00%

Protection price: $47.54

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.829350

Coupon: 9.50% per annum

Maturity: January 31, 2008

Dividend yield: 1.41% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.71%
+ 90%	4.75%		90.71%
+ 80%	4.75%		80.71%
+ 70%	4.75%		70.71%
+ 60%	4.75%		60.71%
+ 50%	4.75%		50.71%
+ 40%	4.75%		40.71%
+ 30%	4.75%		30.71%
+ 20%	4.75%		20.71%
+ 10%	4.75%		10.71%
+ 5%	4.75%		5.71%

0%	4.75%		0.71%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.29%
- 10%	4.75%	-5.25%	-9.29%
- 20%	4.75%	-15.25%	-19.29%
- 30%	N/A	-25.25%	-29.29%
- 40%	N/A	-35.25%	-39.29%
- 50%	N/A	-45.25%	-49.29%
- 60%	N/A	-55.25%	-59.29%
- 70%	N/A	-65.25%	-69.29%
- 80%	N/A	-75.25%	-79.29%
- 90%	N/A	-85.25%	-89.29%
- 100%	N/A	-95.25%	-99.29%

Micron Technology, Inc.

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.99	$16.39	$18.83
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
July 25, 2007*	$14.20	$12.34	$13.08

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $13.08

Protection level: 80.00%

Protection price: $10.46

Physical delivery amount: 76 ($1,000/Initial price)

Fractional shares: 0.452599

Coupon: 12.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Mylan Laboratories Inc.

According to publicly available information, Mylan Laboratories Inc. (the “Company”) develops, licenses, manufactures, markets and distributes generic, brand and branded generic pharmaceutical products and active pharmaceutical ingredients.

The Company obtains new generic products primarily through internal product development. Additionally, the Company licenses or co-develops products through arrangements with other companies. New generic product approvals are obtained from the FDA through the ANDA process, which requires the Company to demonstrate bioequivalence to a reference brand product. Generic products are generally introduced to the marketplace at the expiration of patent protection for the brand product or at the end of a period of non-patent market exclusivity.

The Company was incorporated in Pennsylvania in 1970.

The linked share’s SEC file number is 001-09114.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$16.00	$12.33	$14.50
December 31, 2001	$16.94	$13.24	$16.67
March 29, 2002	$16.56	$12.80	$13.09
June 28, 2002	$14.24	$11.16	$13.93
September 30, 2002	$15.20	$11.60	$14.55
December 31, 2002	$15.56	$12.79	$15.51
March 31, 2003	$19.74	$15.56	$19.17
June 30, 2003	$23.82	$17.07	$23.18
September 30, 2003	$27.09	$20.62	$25.77
December 31, 2003	$28.75	$20.53	$25.26
March 31, 2004	$26.00	$21.95	$22.73
June 30, 2004	$24.95	$20.00	$20.25
September 30, 2004	$20.65	$14.24	$18.00
December 31, 2004	$20.00	$16.25	$17.68
March 31, 2005	$18.19	$15.50	$17.72
June 30, 2005	$20.00	$15.21	$19.24
September 30, 2005	$20.00	$17.19	$19.26
December 30, 2005	$21.69	$18.29	$19.96
March 31, 2006	$25.00	$19.05	$23.40
June 30, 2006	$23.73	$19.72	$20.00
September 29, 2006	$23.48	$18.65	$20.13
December 29, 2006	$22.10	$19.72	$19.96
March 30, 2007	$22.75	$19.18	$21.14
June 29, 2007	$22.90	$17.95	$18.19
July 25, 2007*	$18.34	$17.37	$17.92

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MYL

Initial price: $17.92

Protection level: 80.00%

Protection price: $14.34

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.803571

Coupon: 9.25% per annum

Maturity: January 31, 2008

Dividend yield: 1.34% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.625%		100.67%
+ 90%	4.625%		90.67%
+ 80%	4.625%		80.67%
+ 70%	4.625%		70.67%
+ 60%	4.625%		60.67%
+ 50%	4.625%		50.67%
+ 40%	4.625%		40.67%
+ 30%	4.625%		30.67%
+ 20%	4.625%		20.67%
+ 10%	4.625%		10.67%
+ 5%	4.625%		5.67%

0%	4.625%		0.67%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.625%	-0.375%	-4.33%
- 10%	4.625%	-5.375%	-9.33%
- 20%	4.625%	-15.375%	-19.33%
- 30%	N/A	-25.375%	-29.33%
- 40%	N/A	-35.375%	-39.33%
- 50%	N/A	-45.375%	-49.33%
- 60%	N/A	-55.375%	-59.33%
- 70%	N/A	-65.375%	-69.33%
- 80%	N/A	-75.375%	-79.33%
- 90%	N/A	-85.375%	-89.33%
- 100%	N/A	-95.375%	-99.33%

The Nasdaq Stock Market, Inc.

According to publicly available information, The Nasdaq Stock Market, Inc. (the “Company”) is a provider of securities listing, trading, and information products and services. The Company operates The Nasdaq Stock Market. As of December 31, 2006, the Company was home to approximately 3,193 listed companies with a combined market capitalization of over $4.1 trillion. The Company also operates The Nasdaq Market Center, which provides its market participants with the ability to access, process, display and integrate orders and quotes in The Nasdaq Stock Market and other national stock exchanges.

The Company was founded in 1971 as a wholly-owned subsidiary of National Association of Securities Dealers, Inc., or NASD, which operates subject to the oversight of the U.S. Securities and Exchange Commission. On January 13, 2006, the SEC approved the Company’s application for registration as a national securities exchange.

The linked share’s SEC file number is 000-32651.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	$11.86	$9.35	$10.70
June 30, 2005	$20.00	$9.81	$18.86
September 30, 2005	$25.75	$18.80	$25.35
December 30, 2005	$45.23	$25.40	$35.18
March 31, 2006	$46.70	$34.83	$40.04
June 30, 2006	$44.63	$23.91	$29.90
September 29, 2006	$32.49	$25.34	$30.24
December 29, 2006	$42.37	$28.90	$30.79
March 30, 2007	$37.45	$26.57	$29.41
June 29, 2007	$34.95	$29.05	$29.71
July 25, 2007*	$34.08	$29.37	$32.74

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NDAQ

Initial price: $32.74

Protection level: 80.00%

Protection price: $26.19

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.543677

Coupon: 11.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

Noble Corporation

According to publicly available information, Noble Corporation (the “Company”) is a provider of diversified services for the oil and gas industry. The Company performs contract drilling services with a fleet of 63 offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three new F&G JU-2000E premium jackups and the three semisubmersibles under construction and the Noble Bingo 9000 Rig 4. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, India, Mexico, the North Sea, Brazil, and West Africa.

The Company is a Cayman Islands exempted company limited by shares and became the successor to Noble Drilling Corporation, a Delaware corporation that was organized in 1939, as part of the internal corporate restructuring of Noble Drilling and its subsidiaries effective April 30, 2002.

The linked share’s SEC file number is 001-31306.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$33.75	$20.80	$24.00
December 31, 2001	$35.62	$22.85	$34.04
March 29, 2002	$41.99	$28.19	$41.39
June 28, 2002	$45.95	$37.50	$38.60
September 30, 2002	$39.00	$27.00	$31.00
December 31, 2002	$37.87	$29.30	$35.15
March 31, 2003	$38.40	$31.18	$31.42
June 30, 2003	$37.80	$30.46	$34.30
September 30, 2003	$36.61	$31.95	$33.99
December 31, 2003	$37.46	$32.75	$35.78
March 31, 2004	$42.90	$35.00	$38.42
June 30, 2004	$39.69	$33.53	$37.89
September 30, 2004	$46.48	$35.32	$44.95
December 31, 2004	$50.54	$42.77	$49.74
March 31, 2005	$59.09	$47.04	$56.21
June 30, 2005	$64.60	$48.82	$61.51
September 30, 2005	$72.72	$59.86	$68.46
December 30, 2005	$75.63	$57.14	$70.54
March 31, 2006	$84.95	$69.06	$81.10
June 30, 2006	$86.16	$62.47	$74.42
September 29, 2006	$77.26	$60.92	$64.18
December 29, 2006	$82.31	$58.51	$76.15
March 30, 2007	$81.55	$67.61	$78.68
June 29, 2007	$98.82	$78.39	$97.52
July 25, 2007*	$108.57	$97.46	$106.96

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NE

Initial price: $106.96

Protection level: 80.00%

Protection price: $85.57

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.349289

Coupon: 11.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.15% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.08%
+ 90%	5.50%		90.08%
+ 80%	5.50%		80.08%
+ 70%	5.50%		70.08%
+ 60%	5.50%		60.08%
+ 50%	5.50%		50.08%
+ 40%	5.50%		40.08%
+ 30%	5.50%		30.08%
+ 20%	5.50%		20.08%
+ 10%	5.50%		10.08%
+ 5%	5.50%		5.08%

0%	5.50%		0.08%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.92%
- 10%	5.50%	-4.50%	-9.92%
- 20%	5.50%	-14.50%	-19.92%
- 30%	N/A	-24.50%	-29.92%
- 40%	N/A	-34.50%	-39.92%
- 50%	N/A	-44.50%	-49.92%
- 60%	N/A	-54.50%	-59.92%
- 70%	N/A	-64.50%	-69.92%
- 80%	N/A	-74.50%	-79.92%
- 90%	N/A	-84.50%	-89.92%
- 100%	N/A	-94.50%	-99.92%

Norfolk Southern Corporation

According to publicly available information, Norfolk Southern Corporation (the “Company”) is a Norfolk, Virginia based company that controls a major freight railroad, Norfolk Southern Railway Company. The Company is primarily engaged in the rail transportation of raw materials, intermediate products and finished goods primarily in the Southeast, East and Midwest and, via interchange with rail carriers, to and from the rest of the United States and parts of Canada. The Company also transports overseas freight through several Atlantic and Gulf Coast ports. As of Dec. 31, 2006, all the common stock of Norfolk Southern Railway was owned directly by the Company.

The linked share’s SEC file number is 001-08339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$22.60	$13.41	$16.12
December 31, 2001	$19.88	$15.19	$18.33
March 29, 2002	$26.98	$18.26	$23.94
June 28, 2002	$24.45	$19.85	$23.38
September 30, 2002	$23.90	$17.20	$20.19
December 31, 2002	$22.54	$18.70	$19.99
March 31, 2003	$20.89	$17.35	$18.56
June 30, 2003	$22.39	$18.31	$19.20
September 30, 2003	$20.20	$18.00	$18.50
December 31, 2003	$24.62	$18.32	$23.65
March 31, 2004	$24.06	$20.38	$22.09
June 30, 2004	$26.60	$21.54	$26.52
September 30, 2004	$29.79	$24.77	$29.74
December 31, 2004	$36.69	$29.88	$36.19
March 31, 2005	$38.99	$33.21	$37.05
June 30, 2005	$37.78	$29.60	$30.96
September 30, 2005	$40.93	$30.70	$40.56
December 30, 2005	$45.81	$38.01	$44.83
March 31, 2006	$54.93	$41.22	$54.07
June 30, 2006	$57.71	$46.17	$53.22
September 29, 2006	$53.99	$39.10	$44.05
December 29, 2006	$55.06	$42.80	$50.29
March 30, 2007	$53.84	$45.38	$50.60
June 29, 2007	$59.19	$49.80	$52.57
July 25, 2007*	$58.95	$52.83	$54.48

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NSC

Initial price: $54.48

Protection level: 80.00%

Protection price: $43.58

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.355360

Coupon: 10.50% per annum

Maturity: January 31, 2008

Dividend yield: 1.47% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.74%
+ 90%	5.25%		90.74%
+ 80%	5.25%		80.74%
+ 70%	5.25%		70.74%
+ 60%	5.25%		60.74%
+ 50%	5.25%		50.74%
+ 40%	5.25%		40.74%
+ 30%	5.25%		30.74%
+ 20%	5.25%		20.74%
+ 10%	5.25%		10.74%
+ 5%	5.25%		5.74%

0%	5.25%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.26%
- 10%	5.25%	-4.75%	-9.26%
- 20%	5.25%	-14.75%	-19.26%
- 30%	N/A	-24.75%	-29.26%
- 40%	N/A	-34.75%	-39.26%
- 50%	N/A	-44.75%	-49.26%
- 60%	N/A	-54.75%	-59.26%
- 70%	N/A	-64.75%	-69.26%
- 80%	N/A	-74.75%	-79.26%
- 90%	N/A	-84.75%	-89.26%
- 100%	N/A	-94.75%	-99.26%

NutriSystem Inc.

According to publicly available information, NutriSystem Inc. (the “Company”) is a leading marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Typically, its customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables. As part of its weight management program, the Company provides online and telephone counselling and support to its customers using its trained diet counsellors.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	$15.00	$13.00	$14.76
September 30, 2005	$25.25	$14.52	$25.02
December 30, 2005	$44.15	$25.30	$36.02
March 31, 2006	$50.00	$33.91	$47.52
June 30, 2006	$76.33	$44.14	$62.13
September 29, 2006	$68.11	$45.46	$62.29
December 29, 2006	$76.19	$58.45	$63.39
March 30, 2007	$68.24	$40.82	$52.41
June 29, 2007	$70.00	$52.07	$69.84
July 25, 2007*	$74.09	$55.01	$56.90

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTRI

Initial price: $56.90

Protection level: 80.00%

Protection price: $45.52

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.574692

Coupon: 18.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.29	$8.36	$9.93
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
July 25, 2007*	$64.74	$54.67	$55.93

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $55.93

Protection level: 80.00%

Protection price: $44.74

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.879492

Coupon: 14.75% per annum

Maturity: January 31, 2008

Dividend yield: 4.33% per annum

Coupon amount per monthly: $12.29

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.375%		102.17%
+ 90%	7.375%		92.17%
+ 80%	7.375%		82.17%
+ 70%	7.375%		72.17%
+ 60%	7.375%		62.17%
+ 50%	7.375%		52.17%
+ 40%	7.375%		42.17%
+ 30%	7.375%		32.17%
+ 20%	7.375%		22.17%
+ 10%	7.375%		12.17%
+ 5%	7.375%		7.17%

0%	7.375%		2.17%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.375%	2.375%	-2.83%
- 10%	7.375%	-2.625%	-7.83%
- 20%	7.375%	-12.625%	-17.83%
- 30%	N/A	-22.625%	-27.83%
- 40%	N/A	-32.625%	-37.83%
- 50%	N/A	-42.625%	-47.83%
- 60%	N/A	-52.625%	-57.83%
- 70%	N/A	-62.625%	-67.83%
- 80%	N/A	-72.625%	-77.83%
- 90%	N/A	-82.625%	-87.83%
- 100%	N/A	-92.625%	-97.83%

Pacific Ethanol Inc.

According to publicly available information, Pacific Ethanol Inc. (the “Company”) produces and sells ethanol and its co-products and provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Washington, Oregon and Colorado.

In October 2006, the Company completed construction of an ethanol production facility with nameplate annual production capacity of 35 million gallons located in Madera, California, and began producing ethanol. In October 2006, the Company also acquired approximately 42% of the outstanding membership interests of Front Range Energy, LLC, which owns and operates an ethanol production facility with nameplate annual production capacity of 40 million gallons located in Windsor, Colorado. In addition, the Company is currently constructing or in advanced stages of development of four additional ethanol production facilities.

The linked share’s SEC file number is: 000-21467.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$9.45	$3.40	$5.85
December 31, 2001	$9.80	$4.80	$6.30
March 29, 2002	$10.50	$6.05	$7.50
June 28, 2002	$8.00	$3.75	$4.40
September 30, 2002	$5.75	$3.50	$3.80
December 31, 2002	$4.20	$1.45	$1.55
March 31, 2003	$6.00	$1.10	$2.80
June 30, 2003	$2.90	$1.75	$1.85
September 30, 2003	$3.35	$1.65	$2.70
December 31, 2003	$4.45	$2.20	$2.35
March 31, 2004	$2.87	$1.54	$1.99
June 30, 2004	$6.34	$1.58	$4.91
September 30, 2004	$5.96	$4.15	$5.41
December 31, 2004	$6.75	$4.26	$5.93
March 31, 2005	$11.00	$5.30	$10.03
June 30, 2005	$13.50	$7.06	$9.97
September 30, 2005	$11.50	$7.35	$10.32
December 30, 2005	$13.78	$7.71	$10.82
March 31, 2006	$23.70	$9.95	$21.59
June 30, 2006	$44.50	$20.01	$23.12
September 29, 2006	$26.85	$13.21	$14.04
December 29, 2006	$19.80	$12.50	$15.39
March 30, 2007	$18.79	$14.04	$17.03
June 29, 2007	$17.00	$12.00	$13.20
July 25, 2007*	$15.10	$12.80	$12.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PEIX

Initial price: $12.89

Protection level: 80.00%

Protection price: $10.31

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.579519

Coupon: 19.50% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.75%		100.00%
+ 90%	9.75%		90.00%
+ 80%	9.75%		80.00%
+ 70%	9.75%		70.00%
+ 60%	9.75%		60.00%
+ 50%	9.75%		50.00%
+ 40%	9.75%		40.00%
+ 30%	9.75%		30.00%
+ 20%	9.75%		20.00%
+ 10%	9.75%		10.00%
+ 5%	9.75%		5.00%

0%	9.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.75%	4.75%	-5.00%
- 10%	9.75%	-0.25%	-10.00%
- 20%	9.75%	-10.25%	-20.00%
- 30%	N/A	-20.25%	-30.00%
- 40%	N/A	-30.25%	-40.00%
- 50%	N/A	-40.25%	-50.00%
- 60%	N/A	-50.25%	-60.00%
- 70%	N/A	-60.25%	-70.00%
- 80%	N/A	-70.25%	-80.00%
- 90%	N/A	-80.25%	-90.00%
- 100%	N/A	-90.25%	-100.00%

Starbucks Corporation

According to publicly available information, Starbucks Corporation (“the Company”) was formed in 1985. The Company purchases and roasts high-quality whole bean coffees and sells them, along with rich-brewed coffees, Italian-style espresso beverages, cold blended beverages, a variety of complementary food items, coffee-related accessories and equipment, a selection of premium teas and a line of compact discs, primarily through Company-operated retail stores. The Company also sells coffee and tea products and licenses its trademark through other channels and, through certain of its equity investees, the Company produces and sells ready-to-drink beverages which include, among others, bottled Frappuccino® coffee drinks and Starbucks DoubleShot® espresso drinks, and a line of superpremium ice creams.

The linked share’s SEC file number is 000-20322.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.45	$6.73	$7.47
December 31, 2001	$9.99	$7.08	$9.53
March 29, 2002	$12.27	$9.50	$11.57
June 28, 2002	$12.85	$10.97	$12.43
September 30, 2002	$12.48	$9.22	$10.32
December 31, 2002	$12.08	$10.09	$10.19
March 31, 2003	$13.26	$9.81	$12.88
June 30, 2003	$13.44	$11.40	$12.26
September 30, 2003	$15.48	$12.39	$14.40
December 31, 2003	$16.72	$14.40	$16.53
March 31, 2004	$19.84	$16.45	$18.88
June 30, 2004	$22.20	$18.37	$21.74
September 30, 2004	$24.20	$21.03	$22.73
December 31, 2004	$32.13	$22.65	$31.18
March 31, 2005	$31.67	$24.57	$25.83
June 30, 2005	$28.45	$22.30	$25.83
September 30, 2005	$27.19	$23.01	$25.05
December 30, 2005	$32.46	$24.87	$30.01
March 31, 2006	$38.11	$29.90	$37.64
June 30, 2006	$39.76	$34.60	$37.76
September 29, 2006	$38.33	$28.72	$34.05
December 29, 2006	$40.00	$33.61	$35.42
March 30, 2007	$36.61	$28.87	$31.36
June 29, 2007	$32.19	$25.22	$26.24
July 25, 2007*	$28.50	$25.67	$27.96

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SBUX

Initial price: $27.96

Protection level: 85.00%

Protection price: $23.77

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.765379

Coupon: 9.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	N/A	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
July 25, 2007*	$59.75	$47.14	$57.80

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $57.80

Protection level: 80.00%

Protection price: $46.24

Physical delivery amount: 17 ($1,000/Initial price)

Fractional shares: 0.301038

Coupon: 11.75% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.875%		100.00%
+ 90%	5.875%		90.00%
+ 80%	5.875%		80.00%
+ 70%	5.875%		70.00%
+ 60%	5.875%		60.00%
+ 50%	5.875%		50.00%
+ 40%	5.875%		40.00%
+ 30%	5.875%		30.00%
+ 20%	5.875%		20.00%
+ 10%	5.875%		10.00%
+ 5%	5.875%		5.00%

0%	5.875%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.875%	0.875%	-5.00%
- 10%	5.875%	-4.125%	-10.00%
- 20%	5.875%	-14.125%	-20.00%
- 30%	N/A	-24.125%	-30.00%
- 40%	N/A	-34.125%	-40.00%
- 50%	N/A	-44.125%	-50.00%
- 60%	N/A	-54.125%	-60.00%
- 70%	N/A	-64.125%	-70.00%
- 80%	N/A	-74.125%	-80.00%
- 90%	N/A	-84.125%	-90.00%
- 100%	N/A	-94.125%	-100.00%

St. Jude Medical, Inc.

According to publicly available information, St. Jude Medical, Inc. (the “Company”), together with its subsidiaries develops, manufactures and distributes cardiovascular medical devices for the global cardiac rhythm management, cardiac surgery, cardiology, and atrial fibrillation therapy areas and implantable neuromodulation devices. The Company’s five operating segments are Cardiac Rhythm Management (CRM), Neuromodulation (Neuro), Cardiac Surgery (CS), Cardiology (CD) and Atrial Fibrillation (AF). Each operating segment focuses on developing and manufacturing products for its respective therapy area. The Company’s principal products in each operating segment are as follows: CRM— tachycardia implantable cardioverter defibrillator systems and bradycardia pacemaker systems (pacemakers); CS— mechanical and tissue heart valves and valve repair products; Neuro— neurostimulation devices; CD— vascular closure devices, guidewires, hemostasis introducers and other interventional cardiology products; and AF – electrophysiology introducers and catheters, advanced cardiac mapping and navigation systems and ablation systems.

The Company markets and sells its products through both a direct sales force and independent distributors. The principal geographic markets for its products are the United States, Europe and Japan. The Company also sells its products in Canada, Latin America, Australia, New Zealand and the Asia-Pacific region. The Company was incorporated in Minnesota in 1976.

The linked share’s SEC file number is 001-12441.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$18.02	$14.44	$17.11
December 31, 2001	$19.51	$16.74	$19.41
March 29, 2002	$20.40	$17.88	$19.29
June 28, 2002	$21.56	$18.10	$18.46
September 30, 2002	$19.98	$15.28	$17.85
December 31, 2002	$20.25	$15.60	$19.86
March 31, 2003	$24.74	$19.38	$24.38
June 30, 2003	$31.78	$23.75	$28.75
September 30, 2003	$29.16	$24.05	$26.89
December 31, 2003	$32.00	$26.30	$30.68
March 31, 2004	$39.38	$29.90	$36.05
June 30, 2004	$39.45	$35.00	$37.83
September 30, 2004	$38.05	$31.13	$37.64
December 31, 2004	$42.90	$35.65	$41.93
March 31, 2005	$41.85	$35.80	$36.00
June 30, 2005	$44.50	$34.48	$43.61
September 30, 2005	$48.36	$42.89	$46.80
December 30, 2005	$52.80	$44.01	$50.20
March 31, 2006	$54.66	$40.30	$41.00
June 30, 2006	$41.98	$31.21	$32.42
September 29, 2006	$39.91	$31.50	$35.29
December 29, 2006	$39.07	$32.40	$36.56
March 30, 2007	$43.46	$34.90	$37.61
June 29, 2007	$44.67	$37.26	$41.49
July 25, 2007*	$45.46	$41.29	$44.95

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STJ

Initial price: $44.95

Protection level: 85.00%

Protection price: $38.21

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.246941

Coupon: 10.75% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.96

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.375%		100.00%
+ 90%	5.375%		90.00%
+ 80%	5.375%		80.00%
+ 70%	5.375%		70.00%
+ 60%	5.375%		60.00%
+ 50%	5.375%		50.00%
+ 40%	5.375%		40.00%
+ 30%	5.375%		30.00%
+ 20%	5.375%		20.00%
+ 10%	5.375%		10.00%
+ 5%	5.375%		5.00%

0%	5.375%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.375%	0.375%	-5.00%
- 10%	5.375%	-4.625%	-10.00%
- 20%	N/A	-14.625%	-20.00%
- 30%	N/A	-24.625%	-30.00%
- 40%	N/A	-34.625%	-40.00%
- 50%	N/A	-44.625%	-50.00%
- 60%	N/A	-54.625%	-60.00%
- 70%	N/A	-64.625%	-70.00%
- 80%	N/A	-74.625%	-80.00%
- 90%	N/A	-84.625%	-90.00%
- 100%	N/A	-94.625%	-100.00%

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
July 25, 2007*	$35.32	$32.14	$34.01

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $34.01

Protection level: 80.00%

Protection price: $27.21

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.403117

Coupon: 16.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Tesoro Corporation

According to publicly available information, Tesoro Corporation (“the Company”) is based in San Antonio, Texas. The Company was incorporated in Delaware in 1968 under the name Tesoro Petroleum Corporation, which was subsequently changed in 2004 to Tesoro Corporation. The Company is one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at its six refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets and (2) selling motor fuels and convenience products in the retail market through its 460 branded retail stations in 18 states. The Company’s refining segment produces refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Its retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro® and Mirastar® brands.

The Company’s principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999.

The linked share’s SEC file number is 001-03473.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$7.10	$4.85	$5.95
December 31, 2001	$6.95	$5.73	$6.56
March 29, 2002	$7.65	$5.75	$7.03
June 28, 2002	$7.27	$2.82	$3.88
September 30, 2002	$3.87	$1.20	$1.40
December 31, 2002	$2.60	$0.63	$2.26
March 31, 2003	$3.72	$1.70	$3.70
June 30, 2003	$4.28	$3.23	$3.44
September 30, 2003	$4.71	$3.33	$4.23
December 31, 2003	$7.56	$4.28	$7.29
March 31, 2004	$9.67	$7.00	$9.40
June 30, 2004	$13.88	$8.88	$13.80
September 30, 2004	$15.85	$10.90	$14.77
December 31, 2004	$17.33	$13.88	$15.93
March 31, 2005	$19.09	$14.13	$18.51
June 30, 2005	$24.93	$17.03	$23.26
September 30, 2005	$35.90	$23.06	$33.62
December 30, 2005	$34.64	$26.17	$30.78
March 31, 2006	$36.99	$28.85	$34.17
June 30, 2006	$37.86	$30.16	$37.18
September 29, 2006	$38.40	$26.48	$28.99
December 29, 2006	$36.55	$27.33	$32.89
March 30, 2007	$51.40	$31.47	$50.22
June 29, 2007	$64.65	$50.06	$57.15
July 25, 2007*	$62.00	$49.10	$51.52

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TSO

Initial price: $51.52

Protection level: 70.00%

Protection price: $36.06

Physical delivery amount: 19 ($1,000/Initial price)

Fractional shares: 0.409938

Coupon: 10.50% per annum

Maturity: January 31, 2008

Dividend yield: 0.49% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.25%
+ 90%	5.25%		90.25%
+ 80%	5.25%		80.25%
+ 70%	5.25%		70.25%
+ 60%	5.25%		60.25%
+ 50%	5.25%		50.25%
+ 40%	5.25%		40.25%
+ 30%	5.25%		30.25%
+ 20%	5.25%		20.25%
+ 10%	5.25%		10.25%
+ 5%	5.25%		5.25%

0%	5.25%		0.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.75%
- 10%	5.25%	-4.75%	-9.75%
- 20%	5.25%	-14.75%	-19.75%
- 30%	5.25%	-24.75%	-29.75%
- 40%	N/A	-34.75%	-39.75%
- 50%	N/A	-44.75%	-49.75%
- 60%	N/A	-54.75%	-59.75%
- 70%	N/A	-64.75%	-69.75%
- 80%	N/A	-74.75%	-79.75%
- 90%	N/A	-84.75%	-89.75%
- 100%	N/A	-94.75%	-99.75%

Vertex Pharmaceuticals Incorporated

According to publicly available information, Vertex Pharmaceuticals Incorporated (“the Company”) is in the business of discovering, developing and commercializing small molecule drugs for the treatment of serious diseases. The Company has built a drug discovery capability that integrates biology, chemistry, biophysics, automation and information technologies, with a goal of making the drug discovery process more efficient and productive. A Vertex-discovered compound for the treatment of HIV infection, fosamprenavir calcium, is being marketed by its collaborator GlaxoSmithKline plc as Lexiva in the United States and Telzir in Europe. The Company is currently concentrating most of its drug development resources on four drug candidates: telaprevir for the treatment of hepatitis C virus, or HCV, infection, VX-702 for the treatment of rheumatoid arthritis and other inflammatory diseases, VX-770 for the treatment of cystic fibrosis, or CF, and VX-883 for the treatment of bacterial infection.

The linked share’s SEC file number is 000-19319.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$49.38	$15.50	$18.04
December 31, 2001	$28.84	$16.74	$24.59
March 29, 2002	$29.92	$17.78	$27.86
June 28, 2002	$32.45	$15.02	$16.28
September 30, 2002	$23.96	$12.67	$18.49
December 31, 2002	$21.60	$15.34	$15.85
March 31, 2003	$16.50	$9.59	$11.12
June 30, 2003	$18.55	$9.94	$14.60
September 30, 2003	$16.76	$11.74	$12.30
December 31, 2003	$14.19	$7.83	$10.23
March 31, 2004	$12.20	$8.82	$9.42
June 30, 2004	$10.99	$8.00	$10.84
September 30, 2004	$11.19	$8.06	$10.50
December 31, 2004	$12.05	$9.79	$10.57
March 31, 2005	$11.99	$9.20	$9.36
June 30, 2005	$17.06	$8.62	$16.84
September 30, 2005	$22.68	$15.33	$22.35
December 30, 2005	$29.24	$20.31	$27.67
March 31, 2006	$44.71	$26.50	$36.59
June 30, 2006	$40.00	$29.00	$36.71
September 29, 2006	$37.10	$29.75	$33.65
December 29, 2006	$45.38	$32.50	$37.42
March 30, 2007	$38.95	$26.98	$28.04
June 29, 2007	$32.51	$25.61	$28.56
July 25, 2007*	$33.00	$27.82	$32.98

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VRTX

Initial price: $32.98

Protection level: 75.00%

Protection price: $24.74

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.321407

Coupon: 19.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	N/A	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts: “Wynn Las Vegas,” on the “Strip” in Las Vegas, Nevada, and “Wynn Macau,” located in the Macau Special Administrative Region of the People’s Republic of China. The Company is also currently constructing “Encore at Wynn Las Vegas” and continues to develop and construct the second phase of Wynn Macau.

Wynn Las Vegas opened to the public on April 28, 2005. Wynn Las Vegas offers 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for its premium guests. In November 2006, the Tower Suites at Wynn Las Vegas became the only casino resort in the world to receive both the Mobil five star and AAA five diamond distinctions. The approximately 111,000 square foot casino features 132 table games, a baccarat salon, private VIP gaming rooms, a poker room, 1,974 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers a nightclub, an ultra-lounge, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade.

Wynn Macau opened to the public on September 6, 2006. This first phase of Wynn Macau utilizes approximately 11 of a total site area of 16 acres of land. When it opened, Wynn Macau featured approximately 600 hotel rooms and suites, approximately 220 table games and approximately 380 slot machines in approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa and salon, entertainment lounges and meeting facilities. The second phase is being constructed on the remaining 5 acres of the Wynn Macau site and is being integrated into the first phase. In February 2007, the Company added additional table games and slot machines bringing the current total to approximately 256 table games and approximately 477 slot machines in an approximately 110,000 square foot casino.

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	$14.39	$10.76	$13.11
March 31, 2003	$15.50	$12.76	$15.44
June 30, 2003	$19.11	$14.71	$17.69
September 30, 2003	$18.50	$14.99	$18.18
December 31, 2003	$28.61	$18.19	$28.01
March 31, 2004	$40.26	$27.50	$35.00
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
July 25, 2007*	$103.07	$88.42	$101.64

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $101.64

Protection level: 80.00%

Protection price: $81.31

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.838646

Coupon: 11.25% per annum

Maturity: January 31, 2008

Dividend yield: 5.90% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		102.95%
+ 90%	5.625%		92.95%
+ 80%	5.625%		82.95%
+ 70%	5.625%		72.95%
+ 60%	5.625%		62.95%
+ 50%	5.625%		52.95%
+ 40%	5.625%		42.95%
+ 30%	5.625%		32.95%
+ 20%	5.625%		22.95%
+ 10%	5.625%		12.95%
+ 5%	5.625%		7.95%

0%	5.625%		2.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-2.05%
- 10%	5.625%	-4.375%	-7.05%
- 20%	5.625%	-14.375%	-17.05%
- 30%	N/A	-24.375%	-27.05%
- 40%	N/A	-34.375%	-37.05%
- 50%	N/A	-44.375%	-47.05%
- 60%	N/A	-54.375%	-57.05%
- 70%	N/A	-64.375%	-67.05%
- 80%	N/A	-74.375%	-77.05%
- 90%	N/A	-84.375%	-87.05%
- 100%	N/A	-94.375%	-97.05%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in the United States (U.S.) and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. The Company has annual raw steel production capability of 19.4 million net tons (tons) in the U.S. and 7.4 million tons in Central Europe. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the United States and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations) and real estate operations in the U.S.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$21.70	$13.08	$13.98
December 31, 2001	$18.60	$13.00	$18.11
March 29, 2002	$19.98	$16.36	$18.15
June 28, 2002	$22.00	$17.22	$19.89
September 30, 2002	$19.98	$10.66	$11.61
December 31, 2002	$14.90	$10.87	$13.12
March 31, 2003	$17.68	$9.61	$9.83
June 30, 2003	$17.88	$9.72	$16.37
September 30, 2003	$20.05	$15.11	$18.38
December 31, 2003	$37.00	$18.54	$35.02
March 31, 2004	$40.15	$31.40	$37.27
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
July 25, 2007*	$116.37	$102.37	$104.04

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $104.04

Protection level: 80.00%

Protection price: $83.23

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.611688

Coupon: 12.00% per annum

Maturity: January 31, 2008

Dividend yield: 0.72% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.36%
+ 90%	6.00%		90.36%
+ 80%	6.00%		80.36%
+ 70%	6.00%		70.36%
+ 60%	6.00%		60.36%
+ 50%	6.00%		50.36%
+ 40%	6.00%		40.36%
+ 30%	6.00%		30.36%
+ 20%	6.00%		20.36%
+ 10%	6.00%		10.36%
+ 5%	6.00%		5.36%

0%	6.00%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.64%
- 10%	6.00%	-4.00%	-9.64%
- 20%	6.00%	-14.00%	-19.64%
- 30%	N/A	-24.00%	-29.64%
- 40%	N/A	-34.00%	-39.64%
- 50%	N/A	-44.00%	-49.64%
- 60%	N/A	-54.00%	-59.64%
- 70%	N/A	-64.00%	-69.64%
- 80%	N/A	-74.00%	-79.64%
- 90%	N/A	-84.00%	-89.64%
- 100%	N/A	-94.00%	-99.64%

Countrywide Financial Corporation

According to publicly available information, Countrywide Financial Corporation (the “Company”) is a holding company which, through its subsidiaries is engaged in mortgage lending and other real estate finance-related businesses, including mortgage banking, banking and mortgage warehouse lending, dealing in securities and insurance underwriting.

It manages its business through five business segments—Mortgage Banking, Banking, Capital Markets, Insurance and Global Operations. Mortgage banking is its core business, generating 48% of the Company’s pre-tax earnings in 2006. Its other segments generated the following percentages of its pre-tax earnings in 2006: Banking—32%; Capital Markets—13%; Insurance—6%; and Global Operations—1%.

The linked share’s SEC file number is 1-8422.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.56	$9.35	$10.98
December 31, 2001	$12.18	$9.58	$10.24
March 29, 2002	$11.36	$9.40	$11.19
June 28, 2002	$12.58	$10.96	$12.06
September 30, 2002	$13.75	$9.88	$11.79
December 31, 2002	$13.25	$10.59	$12.91
March 31, 2003	$14.68	$12.62	$14.38
June 30, 2003	$19.68	$14.43	$17.39
September 30, 2003	$19.83	$15.88	$19.57
December 31, 2003	$27.27	$19.38	$25.28
March 31, 2004	$32.41	$23.13	$31.97
June 30, 2004	$36.27	$27.20	$35.13
September 30, 2004	$39.83	$32.75	$39.39
December 31, 2004	$39.93	$30.30	$37.01
March 31, 2005	$38.65	$31.19	$32.46
June 30, 2005	$40.31	$30.54	$38.61
September 30, 2005	$39.64	$32.38	$32.98
December 30, 2005	$36.74	$29.35	$34.19
March 31, 2006	$37.23	$31.86	$36.70
June 30, 2006	$43.67	$35.93	$38.08
September 29, 2006	$39.99	$32.20	$35.04
December 29, 2006	$43.09	$34.50	$42.45
March 30, 2007	$45.19	$33.13	$33.64
June 29, 2007	$42.24	$32.32	$36.35
July 25, 2007*	$37.52	$28.91	$30.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending July 25, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CFC

Initial price: $30.07

Protection level: 80.00%

Protection price: $24.06

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.255737

Coupon: 14.25% per annum

Maturity: January 31, 2008

Dividend yield: 2.00% per annum

Coupon amount per monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		101.00%
+ 90%	7.125%		91.00%
+ 80%	7.125%		81.00%
+ 70%	7.125%		71.00%
+ 60%	7.125%		61.00%
+ 50%	7.125%		51.00%
+ 40%	7.125%		41.00%
+ 30%	7.125%		31.00%
+ 20%	7.125%		21.00%
+ 10%	7.125%		11.00%
+ 5%	7.125%		6.00%

0%	7.125%		1.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-4.00%
- 10%	7.125%	-2.875%	-9.00%
- 20%	7.125%	-12.875%	-19.00%
- 30%	N/A	-22.875%	-29.00%
- 40%	N/A	-32.875%	-39.00%
- 50%	N/A	-42.875%	-49.00%
- 60%	N/A	-52.875%	-59.00%
- 70%	N/A	-62.875%	-69.00%
- 80%	N/A	-72.875%	-79.00%
- 90%	N/A	-82.875%	-89.00%
- 100%	N/A	-92.875%	-99.00%